Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)
_______________________________________________________

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

K. Wendy Kumar
U.S. Bank National Association
100 Wall Street – Suite 1600
New York, NY 10005
(212) 951-8561
(Name, address and telephone number of agent for service)

Noranda Aluminum Acquisition Corporation
(Issuer with respect to the Securities)

Delaware	20-8908458
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

801 Crescent Drive, Suite 1600 Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

11% Senior Notes due 2019
(Title of the Indenture Securities)

And Guarantees
GUARANTORS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Noranda Aluminum Holding Corporation	Delaware	20-8908550
Noranda Intermediate Holding Corporation	Delaware	36-1453238
Noranda Aluminum, Inc.	Delaware	36-2665285
Norandal USA, Inc.	Delaware	31-0946477
Gramercy Alumina Holdings Inc.	Delaware	20-0991941
Gramercy Alumina Holdings II, Inc.	Delaware	27-0652806
Noranda Alumina LLC	Delaware	20-1014769

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

b)    Whether it is authorized to exercise corporate trust powers.
Yes

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee.*

2. A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.    A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.    A copy of the existing bylaws of the Trustee.**

5.    A copy of each Indenture referred to in Item 4. Not applicable.

6.    The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.    Report of Condition of the Trustee as of June 30, 2013 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 9th of January 2014.

By: /s/K. Wendy Kumar________ K. Wendy Kumar Vice President

Exhibit 2

Comptroller of the Currency
Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, February 27, 2013, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 3

Comptroller of the Currency
Administrator of National Banks

Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, February 27, 2013, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: January 9, 2014

By: /s/K. Wendy Kumar________ K. Wendy Kumar Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 9/30/2013

($000’s)

9/30/2013
Assets
Cash and Balances Due From	11,611,724
Depository Institutions
Securities	75,731,096
Federal Funds	109,251
Loans & Lease Financing Receivables	229,278,111
Fixed Assets	4,752,165
Intangible Assets	13,284,803
Other Assets	21,823,306
Total Assets	356,590,456

Liabilities
Deposits	269,648,386
Fed Funds	2,649,382
Treasury Demand Notes	—
Trading Liabilities	377,760
Other Borrowed Money	27,410,355
Acceptances	—
Subordinated Notes and Debentures	4,836,320
Other Liabilities	11,663,931
Total Liabilities	316,586,134

Equity
Common and Preferred Stock	18,200
Surplus	14,231,285
Undivided Profits	24,168,331
Minority Interest in Subsidiaries	1,586,506
Total Equity Capital	40,004,322

Total Liabilities and Equity Capital	356,590,456

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